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                                  Exhibit 10.2


                                   EXHIBIT "A"


                         SERVICE MARK LICENSE AGREEMENT

          THIS SERVICE MARK LICENSE AGREEMENT (this "Agreement") is made and entered as of November 17, 1994 by and between Grubb & Ellis Company, a Delaware corporation ("Licensor"), and Newco Realty Corp., a California corporation ("Licensee").

                                    RECITALS

          A. Since as early as September, 1971, Licensor adopted and used and now uses and owns all right, title and interest in and to the trade name and service mark GRUBB & ELLIS AND DESIGN (the "Registered Mark") and the goodwill associated therewith as used in connection with real estate brokerage services; mortgage brokerage services; insurance brokerage services; insurance consulting services; real estate appraisal and consulting services; property management services; arranging for investment in real estate syndications; and investment banking services (the "Registered Services"). Licensor has obtained Registration No. 1,304,099 dated November 6, 1984 in the U.S. Patent and Trademark Office for the Registered Mark as used to promote the Registered Services.

          B. Licensee has contemporaneously entered into an agreement to purchase from Licensor its residential real estate brokerage business in Orange County and San Diego County, California and desires a temporary license to use the trade name and service mark GRUBB & ELLIS RESIDENTIAL REAL ESTATE SERVICES (the "Licensed Mark") solely in connection with residential real estate brokerage services for parcels not to exceed ten acres with single family housing or multi-family housing (not to exceed four units per building) (the "Licensed Services").


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                                    AGREEMENT
          NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained herein, the parties hereto agree as follows:

          1. GRANT OF LICENSE. Upon the terms and subject to the conditions of this Agreement, Licensor hereby grants to Licensee a non-exclusive, royalty-free license (the "License") to use the Licensed Mark only in connection with the Licensed Services and only in Orange and San Diego Counties, California for a term not to exceed 24 months beginning as of the date of this Agreement. Licensee shall not use or display the Licensed Mark in connection with or to promote any other goods or services.

          2.   ACCEPTANCE OF LICENSE.  Licensee hereby accepts the License.

          3. LICENSOR'S OWNERSHIP. Licensee acknowledges that Licensor is the exclusive owner of the Registered Mark and Licensed Mark, and the goodwill associated therewith, and agrees to do nothing inconsistent with such ownership. Licensee shall not engage in any action that disparages or tends to disparage Licensor, the Registered Mark or the Licensed Mark.

          4.   PRESERVATION OF LICENSED MARK.

               A. Licensor shall take all steps reasonably necessary to preserve and protect the validity of the Licensed Mark and its right to use, and to license Licensee to use, the Licensed Mark.

               B. Licensee shall use the registration symbol "[Registered]" immediately after GRUBB & ELLIS as used in the Licensed Mark wherever the Licensed Mark is used or displayed in connection with the Licensed Services and shall include the legend "Independently Owned and Operated" in each advertisement bearing the Licensed Mark. An approved display of the Licensed Mark is as follows:


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           GRUBB & ELLIS[Registered] RESIDENTIAL REAL ESTATE SERVICES
                        INDEPENDENTLY OWNED AND OPERATED

          5. QUALITY CONTROL. The quality of the Licensed Services offered by Licensee in connection with the Licensed Mark shall meet or exceed the quality of the Licensed Services as described in Licensor's RESIDENTIAL SALESPERSON'S POLICY AND PROCEDURES MANUAL and other quality assurance publications, as amended from time to time in the sole and absolute discretion of Licensor. Licensor and its authorized representatives shall have the right to test and inspect the Licensed Services provided by Licensee at any reasonable time with 24 hours' prior notice. Licensor shall maintain the confidentiality of all information provided by Licensee to Licensor under this Section 5 and shall not use any such information except to carry out the purposes or to enforce the terms of this Agreement.

          6. DEFENDING THE LICENSED MARK. Licensor has the right, but not the obligation, to take action against uses by others that may constitute infringement of the Licensed Mark. Licensor shall defend Licensee against any third-party claim, suit or demand alleging that Licensee's use of the Licensed Mark in connection with the Licensed Services violates the trademark rights of such third party. If Licensor undertakes the defense or prosecution of any litigation relating to Licensee's use of the Licensed Mark, Licensee shall execute any and all documents and do such acts and things as may, in the opinion of counsel for Licensor, be necessary to carry out such defense or prosecution, including, but not limited to, becoming a nominal party to any legal action. Except to the extent that such litigation is the result of Licensee's use of the Licensed Mark in a manner inconsistent with the terms of this Agreement, Licensor shall reimburse Licensee for its out-of-pocket costs in doing such acts and things, except that Licensee shall bear the salary costs of its employees.


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          7.   RELATIONSHIP OF THE PARTIES.  The relationship of the Licensor and Licensee shall be solely that of a service mark licensor and licensee, and Licensee shall not represent otherwise. This Agreement shall not be construed to create any other relationship between the parties, whether as principal and agent, as joint venturers, as franchisor and franchisee, or otherwise. Neither party is authorized by this Agreement to enter into any agreement for or on behalf of the other, collect any obligation due or owed to the other, accept service of process for the other, or bind the other in any manner whatsoever.

          8. NON-COMPETITION. In consideration of the sale of assets referenced in Recital B and license granted herein, Licensee covenants that, for a period of two years or during the term of this Agreement, whichever is longer, Licensee and its officers, directors, shareholders, subsidiaries, corporate parents and affiliates (hereafter, the "Licensee Parties") shall not:

               A. Conduct any commercial real estate business in connection with the Licensed Mark or any other service mark or under any trade name;

               B. Provide or offer to provide any of the Registered Services (other than the Licensed Services);

               C. Own any interest in any business offering any of the Registered Services (except for publicly traded companies in which the ownership interest of Licensee and the Licensee Parties collectively does not exceed five percent); or

               D. Engage in real estate brokerage services for parcels exceeding ten acres or parcels with multi-family housing containing more than four units per building.

          9. INDEMNIFICATION OF LICENSOR. Licensee shall indemnify, defend and hold Licensor, its affiliates and subsidiaries, and its and their respective shareholders, employees, representatives, officers, directors, agents and attorneys harmless from and against any and all


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costs, losses, liabilities, damages, lawsuits, claims and expenses (including without limitation, interest, penalties, reasonable attorneys' fees, and all amounts paid in the investigation, defense or settlement of any or all of the foregoing) ("Claims") that arise out of Licensee's use or display of the Licensed Mark or the sale, marketing, advertisement, promotion or distribution of the Licensed Services by Licensee, except for any third-party claim, suit or demand alleging that Licensee's use of the Licensed Mark in connection with the Licensed Services violates the trademark rights of such third party.

          10. TERMINATION. If Licensee 1) conducts itself so as to disparage or tend to disparage the Licensed Mark or Licensor in the sole and absolute discretion of Licensor; 2) fails to comply with the quality control standards set forth in the Agreement in the sole and absolute discretion of Licensor; or
3) defaults at any time in any of its obligations under the agreement to purchase of even date herewith, then Licensor shall have the right to terminate this Agreement on five (5) days' written notice. Upon termination of this Agreement for any reason, the Agreement shall be void and have no further force or effect except for the obligations set forth in Sections 3, 8 and 9 of this Agreement, which shall survive termination.

          11. NOTICES. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person by telegram, telecopy, telex or other standard form of telecommunications (with telephonic confirmed receipt of such telecommunication), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          (a) If to Licensor:

          Grubb & Ellis Company
          One Montgomery Street
          Telesis Tower --9th Floor
          San Francisco, California 94104
          Attention:  General Counsel


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          (b) If to Licensee:

          Mr. Dennis Gordon
          Newco Realty Corp.
          1831 Newport Hills Drive East
          Newport Beach, California  92660

or to such other addresses as may have been furnished to the other in writing.

          12. ASSIGNMENTS AND SUBLICENSES. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations of Licensee hereunder shall be assigned by Licensee without the prior written consent of Licensor, which may be withheld in its sole discretion.

          13. SEVERABILITY. Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining parts or provisions shall not be affected by such holding so long as the primary purposes and intentions of the parties can still be accomplished.

          14. GOVERNING LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the internal laws of the State of California and without regard to conflict of laws principles.

          15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

          16. ENTIRE AGREEMENT. This Agreement constitutes the complete, final and exclusive statement of the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement may not be amended or supplemented in


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any manner except by a written agreement executed by an authorized representative of the party sought to be bound. All references to sections, subsections, clauses and schedules shall be deemed to refer to such part of this Agreement, unless the context shall otherwise require.

          17. JURISDICTION. The courts of the State of California, including the federal courts sitting in the State of California, shall have exclusive jurisdiction to hear and decide all controversies that may arise under or concern the interpretation or enforcement of this Agreement.

          IN WITNESS WHEREOF, the authorized representatives of the parties hereto have duly executed this Agreement as of the first date above.

                                   LICENSOR:

                                   GRUBB & ELLIS COMPANY,
                                     a Delaware corporation


                                   By:/s/Robert J. Walner
                                      ----------------------------------
                                   Title: Senior Vice President
                                        and General Counsel

                                   LICENSEE:

                                   NEWCO REALTY CORP.,
                                      a California corporation


                                   By:/s/Dennis Gordon
                                      ----------------------------------
                                   Title:    President



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